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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported) October 29, 2001
                                ----------------

                   Collaborative Financial Network Group, Inc.
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             (Exact name of registrant as specified in its chapter)


          Delaware                  0-26899                      33-0809711
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(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation            File Number)              Identification No.)

                        1875 CENTURY PARK EAST SUITE 2250
                              LOS ANGELES, CA 90067
                        ---------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (604) 681-6186
                                 --------------



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 29, 2001, Collaborative Financial Network Group, Inc. (formerly e-financial depot.com, Inc.) ("Company") received the resignation of its certifying accountant, Stefanou & Company , LLP ("Stefanou"). Stefanou's reports on the financial statements for the period January 1, 2000 through March 31, 2001 and the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles , except that their report for the fiscal year ended March 31, 2001 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The resignation was not recommended or approved by the Board of Directors of the Company. The Company's Board of Directors wishes to express their thanks to Stefanou for the professional service provided to the Company. During the two most recent fiscal years and subsequent interim period through October 29, 2001, the Company has not had any disagreements with Stefanou on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company is in the process of engaging a new auditor as its certifying accountant as of October 29, 2001 for the Company's fiscal year ending March 31, 2002.

Stefanou's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.


ITEM 7. EXHIBITS.

Exhibit No.

16       Letter from Stefanou & Company LLP to the Commission, dated February 6,
         2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 6, 2002.




                                        Collaborative Financial Network

                                        /s/ Jeff Michel
                                        ------------------------------
                                        Name: Jeff Michel
                                        Title: President